UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________

FORM 8-K
__________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2016

KBS REAL ESTATE INVESTMENT TRUST, INC.
(Exact Name of Registrant as Specified in Its Charter)
______________________________________________________

Maryland	000-52606	20-2985918
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	I.R.S. Employer Identification No.

800 Newport Center Drive, Suite 700
Newport Beach, California 92660
(Address of principal executive offices)

Registrant’s telephone number, including area code: (949) 417-6500

620 Newport Center Drive, Suite 1300
Newport Beach, California 92660
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS
Disposition of the FSI 6000 Properties
On April 11, 2016, KBS Real Estate Investment Trust, Inc. (the “Company”), through indirect wholly owned subsidiaries, First States Investors 6000A, L.P., First States Investors 6000B, L.P., First States Investors 6000C, L.P., and First States Investors 6000D, L.P., sold 61 bank branch properties, containing 245,843 rentable square feet (the “FSI 6000 Properties”), to Pontus Net Lease Advisors, LLC, a buyer unaffiliated with the Company or its advisor (the “FSI 6000 Buyer”), for an aggregate sales price, net of closing credits, of $139.6 million (which includes a payment of $6.6 million by the FSI 6000 Buyer to the Company to compensate the Company for costs and expenses the Company incurred in connection with the defeasance of the FSI 6000 Mortgage Loans, as defined below), excluding closing costs. The carrying value of the FSI 6000 Properties was approximately $105.7 million, which is net of $27.1 million of accumulated depreciation and amortization. The Company recognized a gain on the disposition of the FSI 6000 Properties of approximately $30.0 million after fees and expenses.
In connection with the disposition of the FSI 6000 Properties, the Company entered into a defeasance agreement with each of the lenders under the FSI 6000A Mortgage Loan, FSI 6000B Mortgage Loan, FSI 6000C Mortgage Loan and FSI 6000D Mortgage Loan (collectively, the “FSI 6000 Mortgage Loans”) to defease the entire aggregate outstanding principal balance of $102.3 million under the FSI 6000 Mortgage Loans, releasing the FSI 6000 Properties, which had secured the FSI 6000 Mortgage Loans. The FSI 6000A Mortgage Loan and the FSI 6000C Mortgage Loan each bore interest at a rate of 6.80% and were due to mature on October 5, 2017. The FSI 6000B Mortgage Loan and the FSI 6000D Mortgage Loan each bore interest at a rate of 5.80% and were due to mature on June 5, 2017. The defeasance costs and write-off of an unamortized discount resulted in an aggregate loss on extinguishment of debt of approximately $6.6 million.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(b)	Pro Forma Financial Information

KBS Real Estate Investment Trust, Inc.

	Summary of Unaudited Pro Forma Financial Statements	F-1
	Unaudited Pro Forma Balance Sheet as of December 31, 2015	F-2
	Unaudited Pro Forma Statement of Operations for the Year Ended December 31, 2015	F-3

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBS REAL ESTATE INVESTMENT TRUST, INC.

Dated: April 14, 2016	BY:	/s/ Jeffrey K. Waldvogel
Jeffrey K. Waldvogel
Chief Financial Officer

KBS REAL ESTATE INVESTMENT TRUST, INC.
SUMMARY OF UNAUDITED PRO FORMA FINANCIAL STATEMENTS
The following unaudited pro forma information should be read in conjunction with the consolidated balance sheet of KBS Real Estate Investment Trust, Inc. (“KBS REIT”) as of December 31, 2015, the related consolidated statements of operations, comprehensive income (loss) stockholders’ equity, and cash flows for the year ended December 31, 2015, and the notes thereto. The consolidated financial statements of KBS REIT as of and for the year ended December 31, 2015 have been included in KBS REIT's prior filings with the SEC.
The following unaudited pro forma balance sheet as of December 31, 2015 has been prepared to give effect to the disposition of the FSI 6000 Properties as if the disposition occurred on December 31, 2015. The unaudited pro forma balance sheet does not purport to reflect the actual transaction or financial position of KBS REIT as it occurred on April 11, 2016, as certain amounts and balances have changed.
The following unaudited pro forma statement of operations for the year ended December 31, 2015 has been prepared to give effect to the April 11, 2016 disposition of the FSI 6000 Properties as if the disposition occurred on January 1, 2015.
These unaudited pro forma financial statements have been prepared for informational purposes only and are not necessarily indicative of future results or of actual results that would have been achieved had the disposition of the FSI 6000 Properties been consummated as of the dates indicated.

KBS REAL ESTATE INVESTMENT TRUST, INC.
UNAUDITED PRO FORMA BALANCE SHEET
As of December 31, 2015
(in thousands, except share and per share amounts)

	KBS REIT Historical (a)	Pro Forma Adjustments		Pro Forma Total
		FSI 6000 Properties (b)
Assets
Real estate held for investment:
Land	$236,034	$(31,269)		$204,765
Buildings and improvements	716,829	(68,978)		647,851
Tenant origination and absorption costs	61,708	(9,145)		52,563
Total real estate held for investment, at cost and net of impairment charges	1,014,571	(109,392)		905,179
Less accumulated depreciation and amortization	(161,243)	20,918		(140,325)
Total real estate held for investment, net	853,328	(88,474)		764,854
Real estate held for sale, net	7,552	—		7,552
Total real estate, net	860,880	(88,474)		772,406
Real estate loans receivable, net	27,281	—		27,281
Total real estate and real estate-related investments, net	888,161	(88,474)		799,687
Cash and cash equivalents	46,605	26,817	(c)	73,422
Restricted cash	39,874	—		39,874
Rents and other receivables, net	37,388	(5,382)		32,006
Above-market leases, net	17,896	(12,088)		5,808
Assets related to real estate held for sale	110	—		110
Prepaid expenses and other assets, net	24,831	(146)		24,685
Total assets	$1,054,865	$(79,273)		$975,592
Liabilities and equity
Notes payable, net	$428,222	$(102,873)	(d)	$325,349
Accounts payable and accrued liabilities	19,152	—		19,152
Due to affiliates	68	—		68
Below-market leases, net	25,863	(100)		25,763
Liabilities related to real estate held for sale	939	—		939
Other liabilities	50,958	—		50,958
Total liabilities	525,202	(102,973)		422,229
Commitments and contingencies
Redeemable common stock	10,000	—		10,000
Stockholders’ Equity
Preferred stock, $.01 par value; 10,000,000 shares authorized, no shares issued and outstanding	—	—		—
Common stock, $.01 par value; 1,000,000,000 shares authorized, 186,414,147 shares issued and outstanding as of December 31, 2015	1,864	—		1,864
Additional paid-in capital	1,656,137	—		1,656,137
Cumulative distributions and net losses	(1,138,338)	23,700		(1,114,638)
Total stockholders’ equity	529,663	23,700		553,363
Total liabilities and equity	$1,054,865	$(79,273)		$975,592

KBS REAL ESTATE INVESTMENT TRUST, INC.
NOTES TO UNAUDITED PRO FORMA BALANCE SHEET
As of December 31, 2015

(a)	Historical financial information derived from KBS REIT’s Annual Report on Form 10-K as of December 31, 2015.

(b)
Represents adjustments to reflect the disposition of the FSI 6000 Properties. The sale price, net of closing credits, of the FSI 6000 Properties was $139.6 million (which includes a payment of $6.6 million by the FSI 6000 Buyer to KBS REIT to compensate KBS REIT for costs and expenses KBS REIT incurred in connection with the defeasance of the FSI 6000 Mortgage Loans), excluding closing costs.

(c)
Represents the amount of proceeds from the disposition of the FSI 6000 Properties, which amount was reduced by the aggregate outstanding balance of the FSI 6000 Mortgage Loans as of December 31, 2015 and estimated costs to defease the FSI 6000 Mortgage Loans.

(d)	Represents the aggregate outstanding principal balance of $102.9 million and $63,000 of unamortized discount, net, on the FSI 6000 Mortgage Loans as of December 31, 2015.

KBS REAL ESTATE INVESTMENT TRUST, INC.
UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
For the Year Ended December 31, 2015
(in thousands, except share and per share amounts)

	KBS REIT Historical (a)	Pro Forma Adjustment	Pro Forma Total
		FSI 6000 Properties (b)
Revenues:
Rental income	$135,117	$(10,900)	$124,217
Tenant reimbursements	47,217	(366)	46,851
Interest income from real estate loans receivable	3,089	—	3,089
Parking revenues and other operating income	2,797	(7)	2,790
Total revenues	188,220	(11,273)	176,947
Expenses:
Operating, maintenance, and management	75,034	(268)	74,766
Real estate taxes, property-related taxes, and insurance	23,696	(234)	23,462
Asset management fees to affiliate	9,547	—	9,547
General and administrative expenses	32,619	—	32,619
Depreciation and amortization	59,145	(4,979)	54,166
Interest expense	29,517	(6,691)	22,826
Impairment charge on real estate	49,306	—	49,306
Provision for loan losses	2,504	—	2,504
Total expenses	281,368	(12,172)	269,196
Other income:
Gaines on sales of real estate, net	99,988	—	99,988
Gain on sales of foreclosed real estate held for sale	2,509	—	2,509
(Loss) gain from extinguishment of debt	(22,518)	—	(22,518)
Other interest income	605	—	605
Other income	789	(166)	623
Total other income	81,373	(166)	81,207
Loss from continuing operations	(11,775)	733	(11,042)
Discontinued operations:
Gain on sales of real estate, net	124	—	124
Income from discontinued operations	264	—	264
Total income from discontinued operations	388	—	388
Net loss	$(11,387)	$733	$(10,654)
Basic and diluted income (loss) per common share:
Continuing operations	$(0.06)		$(0.06)
Discontinued operations	—		—
Net loss per common share	$(0.06)		$(0.06)
Weighted-average number of common shares outstanding, basic and diluted	187,219,590		187,219,590

KBS REAL ESTATE INVESTMENT TRUST, INC.
NOTES TO UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
For the Year Ended December 31, 2015

(a)	Historical financial information derived from KBS REIT’s Annual Report on Form 10-K for the year ended December 31, 2015.

(b)	Amount represents the adjustment to remove the historical operations of the FSI 6000 Properties as reflected in the historical statement of operations of KBS REIT for the year ended December 31, 2015.